EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Western Asset High Income Fund II Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Western Asset High Income Fund II Inc.	Western Asset High Income Fund II Inc.

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: June 23, 2011	Date: June 23, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.